Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Contact:	Aida Orphan	Media Contact:	Kelly Mason
	Levi Strauss & Co.		Levi Strauss & Co.
	(415) 501-6194		(415) 501-7777
	Investor-relations@levi.com		newsmediarequests@levi.com
LEVI STRAUSS & CO. REPORTS FIRST-QUARTER 2021 FINANCIAL RESULTS
Reported Net Revenues of $1.3 Billion were down 13 percent
Diluted EPS was $0.35; Adjusted Diluted EPS was $0.34
Operating margin was 14 percent; Adjusted EBIT margin was 13 percent
Company raises second quarter dividend to $0.06 per share and raises first half outlook
SAN FRANCISCO (April 8, 2021) – Levi Strauss & Co. (NYSE: LEVI) today announced financial results for the first quarter ended February 28, 2021. Due to the company’s fiscal quarter end, the impacts of the pandemic were not material to the company's results of operations for the first quarter of 2020.
First-Quarter 2021 Results
•Net revenues of $1,306 million declined 13 percent on a reported and 16 percent on a constant-currency basis compared to the same period in the prior year. The decrease was primarily due to the impacts of the COVID-19 pandemic, including reduced traffic and ongoing closures of company-operated and third-party retail locations for portions of the quarter in certain markets. Additionally, the first quarter of fiscal 2021 did not include the benefit of a Black Friday, as compared to the first quarter of fiscal 2020, which adversely impacted the year-over-year net revenues comparison by approximately three percentage points.
◦The company’s global digital net revenues, which include net revenues attributable to the company's e-commerce sites as well as the online business of its pure-play and traditional wholesale customers, grew approximately 41 percent compared to the same period in the prior year, and comprised approximately 26 percent of first-quarter 2021 net revenues, up from approximately 16 percent in the first quarter of the prior year. Within digital, net revenues from the company's e-commerce sites were 10 percent of first-quarter 2021 total company net revenues, up from 7 percent in the prior year.
•Reported gross margin increased 250 basis points to 58.2 percent, a record high for the company. Adjusted gross margin increased 200 basis points to 57.7 percent versus the year-ago quarter primarily due to better mix within wholesale, price increases, and lower promotions.
•Selling, general and administrative (SG&A) expenses of $583 million were around 2019 levels, a 12 percent decline compared to first quarter of 2020; the $78 million decline reflected the company's cost-savings actions, net of continuing to invest in its omni-channel, A.I. and digitization initiatives.
•The company recorded net income for the quarter of $143 million and Adjusted net income of $140 million, as compared to $153 million and $162 million, respectively, in the first quarter of the prior year. The decline is primarily attributable to the adverse revenue impact of COVID-19, as well as higher interest expense, reflecting the company’s additional borrowing in the prior year to enhance its liquidity position. Interest expense will decline in future quarters as the company issued $500 million of 3.5% coupon U.S. dollar bonds and used the proceeds and cash on hand to repay $800 million of its 5% coupon bonds in March 2021.
•Adjusted EBIT was $174 million, and Adjusted EBIT margin was 13 percent, 70 basis points higher than the first quarter of 2020 on a reported basis, and 30 basis points higher than the first quarter of 2020 on a constant-currency basis.
•Diluted EPS was 35 cents and Adjusted diluted EPS was 34 cents.
•Total inventories, net of reserves, at quarter end decreased two percent compared to a year prior.
•Total available liquidity of $2.8 billion; cash and cash equivalents at quarter end were $2 billion.

“We've started the year strong, beating our internal expectations even as we are lapping a particularly good quarter in the prior year," said Chip Bergh, chief executive officer of Levi Strauss & Co. "Our strong results this quarter were driven by faster-than-expected recovery in our business from our relentless focus on the priorities that are driving outsized performance. We continue to lean into our strategies – leading with our brands, investing in direct-to-consumer and diversifying our business – while still operating prudently to manage the ongoing uncertainty, especially in Europe. As the vaccine rollout continues and consumer excitement returns, I am more confident than ever that we will emerge from the pandemic a stronger business and drive sustainable, profitable growth.”
“We are very pleased to have exceeded our revenue, margins and EPS expectations during the quarter.” said Harmit Singh, chief financial officer of Levi Strauss & Co. “We are banking the outperformance and our outlook going forward has improved based on the strong demand signals we are seeing in the marketplace. We're delivering substantial gross margin expansion while holding our cost base in-line with 2019 and investing to accelerate growth. This gives me confidence we'll achieve our Adjusted EBIT margin objective of 12 percent-plus once revenues have returned to pre-pandemic levels. This, combined with the increase in our dividend, reflects our commitment to driving value for our shareholders over the long term.”
COVID-19 Update
The company’s top priority continues to be the health and safety of its associates, consumers and the employees of its business partners around the world. During the quarter the company experienced temporary door closures in geographies affected by lockdowns associated with COVID-19 cases; approximately a third of the full store footprint in Europe and 15 percent of doors globally were closed during the quarter. Currently, more than 40 percent of the full store footprint in Europe is closed, with others operating on reduced hours.
As the company continues to navigate the COVID-19 pandemic and its impact, it remains focused on the areas that it believes will drive value and enable it to emerge stronger on the other side, including elevating its brands, investing in digital tools and capabilities, and accelerating efforts to diversify across geographies, product categories and distribution channels, including its direct-to-consumer and digital businesses.
Although quarterly trends continue to improve sequentially, the ultimate impact of the COVID-19 pandemic remains highly uncertain. The company expects that its business and results of operations, including net revenues, earnings and cash flows, will continue to be significantly adversely impacted at least through the second quarter of 2021, and there remains the possibility of additional COVID-19 related inventory and other charges.

First-Quarter Total Company Overview

	Three Months Ended		Increase (Decrease) As Reported
($ millions, except per-share amounts)	February 28, 2021	February 23, 2020
Net revenues	$1,306	$1,506	(13)%
Net income	$143	$153	(7)%
Adjusted net income	$140	$162	(14)%
Adjusted EBIT	$174	$189	(8)%
Diluted earnings per share*	$0.35	$0.37	(2)¢
Adjusted diluted earnings per share*	$0.34	$0.40	(6)¢
*Note: per share increase (decrease) compared to prior year displayed in cents
•Net revenues declined 13 percent on a reported basis, and 16 percent on a constant-currency basis. The decrease was primarily due to the impacts of the COVID-19 pandemic, including reduced traffic and ongoing closures of company-operated and third-party retail locations for portions of the quarter and in certain markets. Wholesale net revenues declined 4 percent, a significant sequential improvement from the fourth quarter of fiscal 2020, reflecting strong performance in the company’s global digital business. Direct-to-consumer net revenues declined 26 percent; the decline in first quarter direct-to-consumer net revenues was driven by lower traffic to brick-and-mortar stores due to the pandemic, particularly in tourist locations, which comprise a substantial portion of the company’s brick and mortar network. The brick and mortar decline was partially offset by 25 percent growth in company operated e-commerce business, including the benefit of accelerating omni-channel initiatives. Direct-to-consumer stores and e-commerce comprised 26 percent and ten percent, respectively, of total company reported net revenues in the first quarter. The lack of a Black Friday in the current year adversely impacted the year-over-year direct-to-consumer net revenues growth comparison by about five percentage points, and total company net revenues comparison by three percentage points.
•Gross profit was $760 million, as compared to $839 million in the same quarter in the prior year. Gross margin was 58.2 percent of net revenues, up from 55.7 percent in the same quarter of the prior year. The increase in gross margin was primarily due to favorable product mix, price increases, lower promotions and $7.2 million reduction in estimated COVID-19 related inventory charges, largely for adverse fabric purchase commitments, partially offset by a lower proportion of sales in the company's direct-to-consumer channel, which has higher margins.
•Adjusted gross margin, which excludes the COVID-19 related charges, was 57.7 percent, an increase of 200 basis points compared to prior year, primarily due to favorable product mix, price increases and lower promotions, partially offset by a lower proportion of sales in the company's direct-to-consumer channel, which has higher margins. Favorable currency exchange rates benefited year-over-year comparisons by approximately 70 basis-points.
•SG&A expenses were $583 million, a 12 percent decline compared to $661 million in the same quarter in the prior year, reflecting the company’s cost-savings actions, net of continuing to invest in its omni-channel, A.I. and digitization initiatives.
•Operating income of $177 million declined 1% as compared to $179 million in the same quarter in the prior year, as lower net revenues as a result of the continued adverse impact of COVID-19 were offset by higher gross margins and lower SG&A expenses reflecting the company’s cost-reduction initiatives.
•Net income was $143 million as compared to net income of $153 million in the same quarter of the prior year, due to higher interest expense.
•Adjusted EBIT of $174 million declined eight percent as compared to $189 million in the same quarter of the prior year. First quarter Adjusted EBIT margin was 13 percent, despite the adverse revenue impact of COVID-19, due to the company’s higher gross margin and cost-reduction initiatives.

•Adjusted net income was $140 million as compared to Adjusted net income of $162 million in the same quarter of the prior year, due to the decline in Adjusted EBIT and higher interest expense.
•Adjusted diluted earnings per share declined to $0.34 compared to $0.40 for the same prior-year period in-line with the Adjusted net income decline.
Additional information regarding Adjusted gross margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted net income, and Adjusted diluted earnings per share, as well as amounts presented on a constant-currency basis, all of which are non-GAAP financial measures, is provided at the end of this press release.

First-Quarter Regional Overview
Reported regional net revenues and operating income for the quarter are set forth in the table below:

	Net Revenues			Operating Income *
	Three Months Ended		% Increase (Decrease)	Three Months Ended		% Increase (Decrease)
($ millions)	February 28, 2021	February 23, 2020		February 28, 2021	February 23, 2020
Americas	$641	$746	(14)%	$131	$124	6%
Europe	$429	$513	(16)%	$111	$132	(16)%
Asia	$235	$248	(5)%	$29	$33	(12)%
* Note: Regional operating income is equal to regional Adjusted EBIT.
•In the Americas, net revenues declined 14 percent on a reported basis. The region's direct-to-consumer net revenues declined 29 percent and wholesale net revenues declined 5 percent as a result of the continued adverse impact of COVID-19. The decrease in net revenues was partially offset by 15 percent growth in company operated e-commerce business, including the benefit of accelerating omni-channel initiatives, as well as growth of U.S. wholesale driven by strength in the Levi’s and Signature brands. The lack of a Black Friday benefit in the current year adversely impacted the year-over-year direct-to-consumer net revenues growth comparison by about eight percentage points and the total region’s net revenues growth comparison by about four percentage points.
Operating income for the Americas increased due to higher gross margins and lower SG&A expenses driven by the company’s cost reduction initiatives in response to COVID-19 partially offset by lower net revenues as the COVID-19 pandemic continued to adversely impact the region during the quarter.
•In Europe, net revenues declined 16 percent on a reported basis and 22 percent on a constant-currency basis driven by COVID-19 store closures. During the quarter, approximately one-third of the region’s stores were closed, primarily concentrated in higher volume markets. Sales were strong in markets with fewer closure restrictions, reflecting consumer demand and strength of the brand. The company’s e-commerce business and broader digital footprint experienced strong growth during the quarter of 35 percent and 73 percent respectively. The lack of a Black Friday benefit in the current year adversely impacted the year-over-year direct-to-consumer net revenues growth comparison by about three percentage points and the year-over-year total region’s net revenues growth comparison by about two percentage points.
Europe's operating income declined primarily due to the adverse revenue impacts of COVID-19, partially offset by higher gross margins and declines in SG&A expenses driven by lower variable expenses from lower brick-and-mortar sales as well as the company’s cost reduction initiatives in response to COVID-19.
•In Asia, net revenues declined five percent on a reported basis and eight percent on a constant-currency basis. The first-quarter decrease in net revenues was due to the impacts of COVID-19 across channels and markets, partially offset by e-commerce and the region's broader digital footprint, which experienced strong growth during the quarter of 54 percent and 68 percent respectively. China grew 30 percent to prior year with growth across all channels.
Operating income for Asia declined primarily due to the adverse revenue impacts of COVID-19, partially offset by higher gross margins and declines in SG&A expenses driven by the company’s cost reduction initiatives in response to COVID-19.

Cash Flow and Balance Sheet
•Cash and cash equivalents at the end of the first quarter of 2021 of $2.0 billion and short-term investments of $94 million were complemented by $689 million available under the company's revolving credit facility, resulting in a total liquidity position of approximately $2.8 billion.
•Net debt at the end of the first quarter of 2021 was $(8) million. The company’s leverage ratio was 6.8 at the end of the first quarter of 2021, as compared to 1.4 at the end of the first quarter of 2020, due to the increase in gross debt and adverse impact of COVID-19 on the company’s Adjusted EBIT during the prior twelve months. The company issued $500 million of 3.5% coupon U.S. dollar bonds in February and used the proceeds and cash on hand to repay $800 million of its 5% coupon bonds in March 2021.
•Cash from operations for the first three months of 2021 decreased to $69 million compared to $198 million for the first three months of 2020. The decrease in cash provided by operating activities is primarily driven by lower sales in comparison to the same period of last year, partially offset by lower spending on inventory and employee incentives.
•Adjusted free cash flow for the first three months of 2021 was $(9) million, a decline of $6 million compared to the first three months of 2020, primarily reflecting lower cash from operations, which was partially offset by lower repurchases of common stock, lower dividends and lower tax withholding on equity awards.
•Total inventories were down 2 percent compared to the end of the corresponding prior-year period, despite the sales decline of 13 percent.
•The company declared and paid a dividend of $0.04 per share in the first quarter totaling approximately $16 million. In April 2021, the company increased the dividend to $0.06 per share for the second quarter totaling approximately $24 million. The dividend will be payable in cash on or after May 25, 2021, to the holders of record of Class A common stock and Class B common stock at the close of business on May 7, 2021. The company will reassess dividend payments for future quarters as circumstances evolve.
Additional information regarding net debt, leverage ratio, and Adjusted free cash flow, all of which are non-GAAP financial measures, is provided at the end of this press release.
Guidance
The company raised its fiscal first-half 2021 reported net revenues outlook to 24-to-25 percent growth compared to the first half of 2020 and raised its first-half Adjusted EPS estimate to 41-to-42 cents. The company plans to share additional details during its investor conference call. The company’s outlook assumes no significant worsening of the COVID-19 pandemic or dramatic incremental closure of global economies.
Investor Conference Call
The company’s first-quarter 2021 investor conference call will be available through a live audio webcast at https://edge.media-server.com/mmc/p/8tsx7i8s on April 8, 2021, at 2 p.m. Pacific / 5 p.m. Eastern or via the following phone numbers: 833-693-0541 in the United States and Canada or +1-661-407-1582 internationally; I.D. No. 5889497. A replay is available the same day on http://www.levistrauss.com/investors/earnings-webcast and will be archived for one quarter. A telephone replay is also available through April 15, 2021, via the following phone numbers: 855-859-2056 in the United States and Canada or +1-404-537-3406 internationally; I.D. No. 5889497.

About Levi Strauss & Co.
Levi Strauss & Co. is one of the world's largest brand-name apparel companies and a global leader in jeanswear. The company designs and markets jeans, casual wear and related accessories for men, women and children under the Levi's®, Dockers®, Signature by Levi Strauss & Co.™, and Denizen® brands. Its products are sold in more than 110 countries worldwide through a combination of chain retailers, department stores, online sites, and a global footprint of approximately 3,000 retail stores and shop-in-shops. Levi Strauss & Co.'s reported 2020 net revenues were $4.5 billion. For more information, go to http://levistrauss.com, and for company news and announcements go to http://investors.levistrauss.com.
Forward Looking Statements
This press release and related conference call contain, in addition to historical information, forward-looking statements, including statements related to the company’s ability to manage its business and liquidity during and after the COVID-19 pandemic, including its ability to forecast its results and re-open stores globally, the timing and effectiveness of global efforts to roll out vaccines, and the impact of potential virus variants and COVID-19 resurgences on the company’s business and results of operations; emerging from the pandemic as a stronger business and driving sustainable, profitable growth; the impact of the COVID-19 pandemic on the company’s results of operations; the company’s prospects for financial performance and growth, including Adjusted EBIT and Adjusted gross margin, following the COVID-19 pandemic and its ability to achieve financial results before the onset of the COVID-19 pandemic; future financial results, including net revenues (on a fiscal and calendar basis), Adjusted gross margin, Adjusted EPS, Adjusted SG&A, and capital expenditures; new store openings; future dividends and share repurchases; future inventory positions; potential future paydowns of existing debt; the impact of continued geographic, product and channel diversification on the company’s financial results; the impact of digitization initiatives on the company’s financial results; the extent to which wholesale customer forward demand signals result in actual sales, and the achievement of diversity, equity and inclusion, and sustainability goals. The company has based these forward-looking statements on its current assumptions, expectations and projections about future events. Words such as, but not limited to, “believe,” “will,” “so we can,” “when,” “anticipate,” “intend,” “estimate,” “expect,” “project,” "confident" and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Investors should consider the information contained in the company's filings with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for fiscal year 2020 and its Quarterly Report on Form 10-Q for the quarter ended February 28, 2021, especially in the “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections. Other unknown or unpredictable factors also could have material adverse effects on future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release and related conference call may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated or, if no date is stated, as of the date of this press release and related conference call. The company is not under any obligation and does not intend to update or revise any of the forward-looking statements contained in this press release and related conference call to reflect circumstances existing after the date of this press release and related conference call or to reflect the occurrence of future events, even if such circumstances or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.
Non-GAAP Financial Measures
The company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP) and the rules of the SEC. To supplement its financial statements prepared and presented in accordance with GAAP, the company uses certain non-GAAP financial measures, such as Adjusted gross profit, Adjusted gross margin, Adjusted SG&A, Adjusted EBIT (both reported and on a constant-currency basis), Adjusted EBIT margin (both reported and on a constant-currency basis), Adjusted net income (both reported and on a constant-currency basis), Adjusted diluted earnings per share (both reported and on a constant-currency basis), constant-currency net revenues, net debt, leverage ratio, and Adjusted free cash flow, to provide investors with additional useful information about its financial performance, to enhance the overall understanding of its past performance and future prospects and to allow for greater transparency with respect to important metrics used by management for financial and operating decision-making. The company presents these non-GAAP financial measures to assist investors in seeing its financial performance from management's view and because it believes they provide an additional tool for investors to use in computing the company's core financial performance over multiple periods with other companies in its industry. The tables found below present Adjusted gross profit, Adjusted gross margin, Adjusted SG&A, Adjusted EBIT (both reported and on a constant-currency basis), Adjusted EBIT margin (both reported and on a constant-currency basis), Adjusted net income (both reported and on a constant-currency basis), Adjusted net income margin (both reported and on a constant-currency basis), Adjusted diluted earnings per share (both reported and on a constant-currency basis), constant-currency net revenues, net debt, leverage ratio, and Adjusted free cash flow, and corresponding reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. Certain items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the company’s financial position, results of operations and cash flows and should therefore be considered in assessing the company’s actual financial condition and performance. Non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgment by management in determining how they are formulated. Some specific limitations include but are not limited to, the fact that such non-GAAP financial measures: (a) do not reflect cash outlays for capital expenditures, contractual commitments or liabilities including pension obligations, post-retirement health benefit obligations and income tax liabilities; (b) do not reflect changes in, or cash requirements for, working capital requirements; and (c) do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on indebtedness. In addition, non-GAAP financial measures may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. As a result, non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the company's financial results prepared in accordance with GAAP. The company urges investors to review the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate its business. See “RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES” below for reconciliation to the most comparable GAAP financial measures.
Constant-currency
The company reports certain operating results on a constant-currency basis in order to facilitate period-to-period comparisons of its results without regard to the impact of fluctuating foreign currency exchange rates. The term foreign currency exchange rates refers to the exchange rates used to translate the company's operating results for all countries where the functional currency is not the U.S. Dollar into U.S. Dollars. Because the company is a global company, foreign currency exchange rates used for translation may have a significant effect on its reported results. In general, the company's financial results are affected positively by a weaker U.S. Dollar and are affected negatively by a stronger U.S. Dollar as compared to the foreign currencies in which it conducts its business. References to operating results on a constant-currency basis mean operating results without the impact of foreign currency exchange rate fluctuations.
The company believes disclosure of constant-currency results is helpful to investors because it facilitates period-to-period comparisons of its results by increasing the transparency of the underlying performance by excluding the impact of fluctuating foreign currency exchange rates. However, constant-currency results are non-GAAP financial measures and are not meant to be considered as an alternative or substitute for comparable measures prepared in accordance with GAAP. Constant-currency results have no standardized meaning prescribed by GAAP, are not prepared under any comprehensive set of accounting rules or principles and should be read in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. Constant-currency results have limitations in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.
The company calculates constant-currency amounts by translating local currency amounts in the prior-year period at actual foreign exchange rates for the current period. Constant-currency results do not eliminate the transaction currency impact, which primarily include the realized and unrealized gains and losses recognized from the measurement and remeasurement of purchases and sales of products in a currency other than the functional currency. Additionally, gross margin is impacted by gains and losses related to the procurement of inventory, primarily products sourced in EUR and USD, by the company's global sourcing organization on behalf of its foreign subsidiaries.
Source: Levi Strauss & Co. Investor Relations
# # #

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	February 28, 2021	November 29, 2020

	(Dollars in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$1,973,602	$1,497,155
Short-term investments in marketable securities	94,273	96,531
Trade receivables, net	600,271	540,227
Inventories	835,357	817,692
Other current assets	192,092	174,636
Total current assets	3,695,595	3,126,241
Property, plant and equipment, net	440,857	454,532
Goodwill	267,072	264,768
Other intangible assets, net	47,274	47,426
Deferred tax assets, net	517,202	497,556
Operating lease right-of-use assets, net	1,006,107	988,801
Other non-current assets	262,087	261,917
Total assets	$6,236,194	$5,641,241

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$8,059	$17,631
Current maturities of long-term debt	789,283	—
Accounts payable	420,616	375,450
Accrued salaries, wages and employee benefits	165,855	179,081
Restructuring liabilities	45,300	54,723
Accrued income taxes	29,206	21,986
Accrued sales returns and allowances	193,416	185,868
Short-term operating lease liabilities	254,676	237,142
Other accrued liabilities	417,321	477,001
Total current liabilities	2,323,732	1,548,882
Long-term debt	1,262,704	1,546,700
Postretirement medical benefits	58,992	60,249
Pension liabilities	168,549	168,721
Long-term employee related benefits	97,719	94,654
Long-term operating lease liabilities	856,103	858,293
Other long-term liabilities	61,411	64,267
Total liabilities	4,829,210	4,341,766

Commitments and contingencies

Stockholders’ Equity:
Levi Strauss & Co. stockholders’ equity
Common stock — $0.001 par value; 1,200,000,000 Class A shares authorized, 80,774,783 shares and 74,352,481 shares issued and outstanding as of February 28, 2021 and November 29, 2020, respectively; and 422,000,000 Class B shares authorized, 319,050,011 shares and 323,547,674 shares issued and outstanding, as of February 28, 2021 and November 29, 2020, respectively	400	398
Additional paid-in capital	609,068	626,243
Accumulated other comprehensive loss	(443,276)	(441,446)
Retained earnings	1,240,792	1,114,280
Total stockholders’ equity	1,406,984	1,299,475
Total liabilities and stockholders’ equity	$6,236,194	$5,641,241

The notes accompanying the consolidated financial statements in the company's Form 10-Q for the first quarter of fiscal 2021 are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	February 28, 2021	February 23, 2020

	(Dollars in thousands, except per share amounts) (Unaudited)
Net revenues	$1,305,602	$1,506,126
Cost of goods sold	545,573	666,799
Gross profit	760,029	839,327
Selling, general and administrative expenses	582,906	660,545
Operating income	177,123	178,782
Interest expense	(23,310)	(16,654)
Other income, net	858	2,700
Income before income taxes	154,671	164,828
Income tax expense	12,167	12,139
Net income	$142,504	$152,689
Earnings per common share attributable to common stockholders:
Basic	$0.36	$0.39
Diluted	$0.35	$0.37
Weighted-average common shares outstanding:
Basic	399,541,735	396,216,057
Diluted	411,872,771	410,068,373

The notes accompanying the consolidated financial statements in the company's Form 10-Q for the first quarter of fiscal 2021 are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Three Months Ended
	February 28, 2021	February 23, 2020

	(Dollars in thousands) (Unaudited)
Net income	$142,504	$152,689
Other comprehensive income, before related income taxes:
Pension and postretirement benefits	2,938	3,591
Derivative instruments	(17,315)	15,405
Foreign currency translation gains (losses)	10,941	(8,133)
Unrealized gains on marketable securities	401	1,556
Total other comprehensive (loss) income, before related income taxes	(3,035)	12,419
Income taxes expense related to items of other comprehensive income	1,203	(5,723)
Comprehensive income, net of income taxes	$140,672	$159,385

The notes accompanying the consolidated financial statements in the company's Form 10-Q for the first quarter of fiscal 2021 are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

	Three Months Ended February 28, 2021
	Levi Strauss & Co. Stockholders
	Class A & Class B Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Noncontrolling Interest	Total Stockholders' Equity

	(Dollars in thousands) (Unaudited)
Balance at November 29, 2020	$398	$626,243	$1,114,280	$(441,446)	$—	$1,299,475
Net income	—	—	142,504	—	—	142,504
Other comprehensive loss, net of tax	—	—	—	(1,830)	—	(1,830)
Stock-based compensation and dividends, net	2	6,714	—	—	—	6,716
Employee stock purchase plan	—	1,929	—	—	—	1,929
Shares surrendered for tax withholdings on equity awards	—	(25,818)	—	—	—	(25,818)
Cash dividends declared ($0.04 per share)	—	—	(15,992)	—	—	(15,992)
Balance at February 28, 2021	$400	$609,068	$1,240,792	$(443,276)	$—	$1,406,984

	Three Months Ended February 23, 2020
	Levi Strauss & Co. Stockholders
	Class A & Class B Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Noncontrolling Interest	Total Stockholders' Equity

	(Dollars in thousands) (Unaudited)
Balance at November 24, 2019	$394	$657,659	$1,310,464	$(404,986)	$8,026	$1,571,557
Net income	—	—	152,689	—	—	152,689
Other comprehensive income, net of tax	—	—	—	6,696	—	6,696
Stock-based compensation and dividends, net	5	17,530	—	—	—	17,535
Employee stock purchase plan	—	2,030	—	—	—	2,030
Repurchase of common stock	—	—	(37,071)	—	—	(37,071)
Shares surrendered for tax withholdings on equity awards	—	(75,243)	—	—	—	(75,243)
Changes in ownership of noncontrolling interest	—	—	(8,672)	—	(8,026)	(16,698)
Cumulative effect of the adoption of new accounting standards	—	—	59,708	(54,444)	—	5,264
Cash dividends declared ($0.08 per share)	—	—	(31,930)	—	—	(31,930)
Balance at February 23, 2020	$399	$601,976	$1,445,188	$(452,734)	$—	$1,594,829

The notes accompanying the consolidated financial statements in the company's Form 10-Q for the first quarter of fiscal 2021 are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	February 28, 2021	February 23, 2020

	(Dollars in thousands) (Unaudited)
Cash Flows from Operating Activities:
Net income	$142,504	$152,689
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	35,469	35,974
Stock-based compensation	6,716	17,535
Benefit from deferred income taxes	(18,786)	(15,818)
Other, net	6,725	5,270
Change in operating assets and liabilities, net of effect of acquisition:
Trade receivables	(56,674)	67,767
Inventories	(13,901)	41,247
Accounts payable	45,038	(59,757)
Accrued salaries, wages and employee benefits and long-term employee related benefits	(13,885)	(40,527)
Other current and non-current assets	(36,137)	(28,083)
Other current and long-term liabilities	(27,589)	21,586
Net cash provided by operating activities	69,480	197,883
Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(36,986)	(44,424)
Payments for business acquisition	—	(52,201)
Proceeds on settlement of forward foreign exchange contracts not designated for hedge accounting	78	(19,326)
Payments to acquire short-term investments	(30,915)	(30,121)
Proceeds from sale, maturity and collection of short-term investments	32,930	26,791
Net cash used for investing activities	(34,893)	(119,281)
Cash Flows from Financing Activities:
Proceeds from issuance of long-term debt	500,000	—
Other short-term borrowings, net	(9,622)	12,021
Payment of debt issuance and refinancing costs	(10,114)	—
Proceeds from issuance of common stock and employee stock purchase	1,929	2,030
Repurchase of common stock	—	(30,074)
Repurchase of shares surrendered for tax withholdings on equity awards	(25,818)	(75,242)
Payments to noncontrolling interests	—	(14,825)
Dividend to stockholders	(15,992)	(31,930)
Other financing, net	(715)	—
Net cash provided by (used for) financing activities	439,668	(138,020)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	2,191	(1,270)
Net increase (decrease) in cash and cash equivalents and restricted cash	476,446	(60,688)
Beginning cash and cash equivalents, and restricted cash	1,497,648	934,753
Ending cash and cash equivalents, and restricted cash	1,974,094	874,065
Less: Ending restricted cash	(492)	(501)
Ending cash and cash equivalents	$1,973,602	$873,564

Noncash Investing and Financing Activity:
Property, plant and equipment acquired and not yet paid at end of period	$19,201	$12,089
Realized (gain) loss on foreign currency contracts not yet settled at end of period	—	(17,338)
Repurchase of common stock not yet settled at end of period	—	6,997
Supplemental disclosure of cash flow information:
Cash paid for interest during the period	$846	$818
Cash paid for income taxes during the period, net of refunds	9,991	19,636

The notes accompanying the consolidated financial statements in the company's Form 10-Q for the first quarter of fiscal 2021 are an integral part of these consolidated financial statements.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
FOR THE FIRST QUARTER OF 2021
The following information relates to non-GAAP financial measures and should be read in conjunction with the investor call held on April 8, 2021, discussing the company’s financial condition and results of operations as of and for the quarter ended February 28, 2021. Adjusted gross profit, Adjusted gross margin, Adjusted SG&A, Adjusted EBIT, Adjusted EBIT margin, Adjusted net income, Adjusted diluted earnings per share, net debt, Adjusted free cash flow, constant-currency net revenues, constant-currency Adjusted EBIT and leverage ratio are not financial measures prepared in accordance with GAAP. As used in this press release: (1) Adjusted gross profit, represents gross profit excluding COVID-19 related inventory costs and Adjusted gross margin, represents Adjusted gross profit as a percentage of net revenues; (2) Adjusted SG&A represents SG&A less charges related to changes in fair value on cash-settled stock-based compensation, COVID-19 related charges, and restructuring and restructuring related charges, severance and other, net; (3) Adjusted EBIT represents net income (loss) excluding income tax expense (benefit), interest expense, other (income) expense, net, underwriter commission paid on behalf of selling stockholders, impact of changes in fair value on cash-settled stock-based compensation, COVID-19 related inventory costs and other charges, and restructuring and restructuring related charges, severance and other, net, and Adjusted EBIT margin as Adjusted EBIT as a percentage of net revenues; (4) Adjusted EBITDA represents Adjusted EBIT excluding depreciation and amortization expense; (5) Adjusted net income represents net income excluding charges related to the impact of changes in fair value on cash-settled stock-based compensation, loss on early extinguishment of debt, COVID-19 related inventory costs and other charges, and restructuring and restructuring related charges, severance and other, net, and tax impact of adjustments and Adjusted net income margin as Adjusted net income as a percentage of net revenues; (6) Adjusted diluted earnings per share represents Adjusted net income per weighted-average number of diluted common shares; (7) net debt represents total debt, excluding capital leases, less cash and cash equivalents and short-term investments in marketable securities; (8) leverage ratio represents total debt, excluding capital leases, divided by the last twelve months of Adjusted EBITDA; (9) Adjusted free cash flow represents net cash provided by operating activities less purchases of property, plant and equipment, plus proceeds on settlement of forward foreign exchange contracts not designated for hedge accounting, less repurchase of common stock including shares surrendered for tax withholdings on equity award exercises, and cash dividends to stockholders; (10) constant-currency net revenues represents net revenues without the impact of foreign currency exchange rate fluctuations; (11) constant-currency Adjusted EBIT represents Adjusted EBIT without the impact of foreign currency exchange rate fluctuations; (12) constant-currency Adjusted net income represents Adjusted net income without the impact of foreign currency exchange rate fluctuations; and (13) constant-currency Adjusted diluted earnings per share represents Adjusted diluted earnings per share without the impact of foreign currency exchange rate fluctuations.

Adjusted Gross Profit:

	Three Months Ended
	February 28, 2021	February 23, 2020

	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Gross profit	$760.0	$839.3

Non-GAAP measure:
Gross profit	$760.0	$839.3
COVID-19 related inventory costs (1)	(7.2)	—
Adjusted gross profit	$752.8	$839.3
Adjusted gross margin	57.7%	55.7%
_____________
(1)Represents costs incurred in connection with COVID-19, including $7.2 million in reductions in COVID-19 related inventory charges recognized during the three-month period ended February 28, 2021, primarily due to reductions in the estimate of adverse fabric purchase commitments, initially recorded in the second quarter of 2020.

Adjusted SG&A:

	Three Months Ended
	February 28, 2021	February 23, 2020

	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Selling, general and administrative expenses	$582.9	$660.5

Non-GAAP measure:
Selling, general and administrative expenses	$582.9	$660.5
Impact of changes in fair value on cash-settled stock-based compensation	(0.9)	(4.9)
COVID-19 related charges(1)	(3.1)	—
Restructuring and restructuring related charges, severance and other, net(2)	(0.1)	(5.6)
Adjusted SG&A	$578.8	$650.0
_____________
(1)For the three-month period ended February 28, 2021, the $3.1 million in COVID-19 related charges is related to impairment of certain operating lease right-of-use assets and property and equipment related to certain retail locations, resulting from lower revenue and future cash flow projections from the ongoing effects of the COVID-19 pandemic.
(2)Other charges included in restructuring and restructuring related charges, severance and other, net include transaction and deal related costs, initial acquisition and integration costs and amortization of acquired intangible assets.

Adjusted EBIT and Adjusted EBITDA:

	Three Months Ended		Twelve Months Ended
	February 28, 2021	February 23, 2020	February 28, 2021	February 23, 2020

	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Net income (loss)	$142.5	$152.7	$(137.3)	$401.2

Non-GAAP measure:
Net income (loss)	$142.5	$152.7	$(137.3)	$401.2
Income tax expense (benefit)	12.2	12.1	(62.5)	59.4
Interest expense	23.3	16.7	88.8	65.4
Other (income) expense, net	(0.9)	(2.7)	24.2	(6.3)
Underwriter commission paid on behalf of selling stockholders	—	—	—	24.9
Impact of changes in fair value on cash-settled stock-based compensation(1)	0.9	4.9	3.1	33.7
COVID-19 related inventory costs and other charges (2)	(4.1)	—	155.5	—
Restructuring and restructuring related charges, severance and other, net(3)	0.1	5.6	94.0	15.3
Adjusted EBIT	$174.0	$189.3	$165.8	$593.6
Depreciation and amortization(4)	35.2	34.7	137.1	130.0
Adjusted EBITDA	$209.2	$224.0	$302.9	$723.6
Adjusted EBIT margin	13.3%	12.6%
_____________
(1)Includes the impact of changes in fair value of Class B common stock following the grant date on awards that were granted as cash-settled and subsequently replaced with stock-settled awards concurrent with the IPO.
(2)For the three-month period ended February 28, 2021, the net reduction of $4.1 million in COVID-19 related inventory costs and other charges recognized mainly represents reductions in COVID-19 related inventory charges, as a result of reductions in the estimate of adverse fabric purchase commitments, the recoveries of receivables previously estimated to be not collectible, offset by incremental impairment costs in response to the global pandemic.
(3)Other charges included in restructuring and restructuring related charges, severance and other, net include transaction and deal related costs, initial acquisition and integration costs and amortization of acquired intangible assets.
(4)Depreciation and amortization amount net of amortization of acquired intangible assets included in Restructuring and related charges, severance and other, net.

Adjusted Net Income and Adjusted Diluted Earnings per Share:

	Three Months Ended
	February 28, 2021	February 23, 2020

	(Dollars in millions, except per share amounts)
	(Unaudited)
Most comparable GAAP measure:
Net income	$142.5	$152.7

Non-GAAP measure:
Net income	$142.5	$152.7
Impact of changes in fair value on cash-settled stock-based compensation(1)	0.9	4.9
Loss on early extinguishment of debt	0.2	—
COVID-19 related inventory costs and other charges(2)	(4.1)	—
Restructuring and restructuring related charges, severance and other, net(3)	0.1	5.6
Tax impact of adjustments	0.7	(0.8)
Adjusted net income	$140.3	$162.4

Adjusted net income margin	10.7%	10.8%
Adjusted diluted earnings per share	$0.34	$0.40
_____________
(1)Includes the impact of changes in fair value of Class B common stock following the grant date on awards that were granted as cash-settled and subsequently replaced with stock-settled awards concurrent with the IPO.
(2)For the three-month period ended February 28, 2021, the net reduction of $4.1 million in COVID-19 related inventory costs and other charges recognized mainly represents reductions in COVID-19 related inventory charges, as a result of reductions in the estimate of adverse fabric purchase commitments, the recoveries of receivables previously estimated to be not collectible, offset by incremental impairment costs incurred in response to the global pandemic.
(3)Other charges included in restructuring and restructuring related charges, severance and other, net include transaction and deal related costs, initial acquisition and integration costs and amortization of acquired intangible assets.

Net Debt and Leverage Ratio:

	February 28, 2021	November 29, 2020

	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Total debt, excluding capital leases	$2,060.0	$1,564.3

Non-GAAP measure:
Total debt, excluding capital leases	$2,060.0	$1,564.3
Cash and cash equivalents	(1,973.6)	(1,497.2)
Short-term investments in marketable securities	(94.3)	(96.5)
Net debt	$(7.9)	$(29.4)

	February 28, 2021	February 23, 2020

	(Dollars in millions)
	(Unaudited)
Total debt, excluding capital leases(1)	$2,060.0	$1,013.7
Last Twelve Months Adjusted EBITDA(2)	$302.9	$723.6
Leverage ratio	6.8	1.4
_____________
(1)Subsequent to quarter end, on March 4, 2021, proceeds from the 3.50% senior notes due 2031 plus cash on hand were used to redeem $800.0 million of the 5.00% senior notes due 2025.
(2)Last Twelve Months Adjusted EBITDA is reconciled from net income (loss) which is the most comparable GAAP measure. Refer to Adjusted EBIT and Adjusted EBITDA table for more information.

Adjusted Free Cash Flow:

	Three Months Ended
	February 28, 2021	February 23, 2020

	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Net cash provided by operating activities	$69.5	$197.9
Net cash used for investing activities	(34.9)	(119.3)
Cash provided by (used for) financing activities	439.7	(138.0)

Non-GAAP measure:
Net cash provided by operating activities	$69.5	$197.9
Purchases of property, plant and equipment	(37.0)	(44.4)
Proceeds on settlement of forward foreign exchange contracts not designated for hedge accounting	0.1	(19.3)
Repurchase of common stock	—	(30.1)
Repurchase of shares surrendered for tax withholdings on equity awards	(25.8)	(75.2)
Dividend to stockholders	(16.0)	(31.9)
Adjusted free cash flow	$(9.2)	$(3.0)

Constant-Currency Net Revenues:

	Three Months Ended
	February 28, 2021	February 23, 2020	% Increase (Decrease)

	(Dollars in millions)
	(Unaudited)
Total net revenues
As reported	$1,305.6	$1,506.1	(13.3)%
Impact of foreign currency exchange rates	—	41.5	*
Constant-currency net revenues	$1,305.6	$1,547.6	(15.6)%

Americas
As reported	$641.3	$745.6	(14.0)%
Impact of foreign currency exchange rates	—	(4.8)	*
Constant-currency net revenues - Americas	$641.3	$740.8	(13.4)%

Europe
As reported	$429.0	$512.9	(16.4)%
Impact of foreign currency exchange rates	—	39.0	*
Constant-currency net revenues - Europe	$429.0	$551.9	(22.3)%

Asia
As reported	$235.3	$247.6	(5.0)%
Impact of foreign currency exchange rates	—	7.3	*
Constant-currency net revenues - Asia	$235.3	$254.9	(7.7)%
___________
* Not meaningful

Constant-Currency Adjusted EBIT:

	Three Months Ended
	February 28, 2021	February 23, 2020	% Increase (Decrease)

	(Dollars in millions)
	(Unaudited)
Adjusted EBIT(1)	$174.0	$189.3	(8.1)%
Impact of foreign currency exchange rates	—	12.5	*
Constant-currency Adjusted EBIT	$174.0	$201.8	(13.8)%
Constant-currency Adjusted EBIT margin(2)	13.3%	13.0%
_____________
(1)Adjusted EBIT is reconciled from net income which is the most comparable GAAP measure. Refer to Adjusted EBIT and Adjusted EBITDA table for more information.
(2)We define constant-currency Adjusted EBIT margin as constant-currency Adjusted EBIT as a percentage of constant-currency net revenues.
* Not meaningful

Constant-Currency Adjusted Net Income and Adjusted Diluted Earnings per Share:

	Three Months Ended
	February 28, 2021	February 23, 2020	% Increase (Decrease)

	(Dollars in millions, except per share amounts)
	(Unaudited)
Adjusted net income (1)	$140.3	$162.4	(13.6)%
Impact of foreign currency exchange rates	—	11.0	*
Constant-currency Adjusted net income	$140.3	$173.4	(19.1)%
Constant-currency Adjusted net income margin(2)	10.7%	11.2%

Adjusted diluted earnings per share	$0.34	$0.40	(15.0)%
Impact of foreign currency exchange rates	—	0.02	*
Constant-currency Adjusted diluted earnings per share	$0.34	$0.42	(19.0)%
_____________
(1)Adjusted net income is reconciled from net income which is the most comparable GAAP measure. Refer to Adjusted net income table for more information.
(2)We define constant-currency Adjusted net income margin as constant-currency Adjusted net income as a percentage of constant-currency net revenues.
* Not meaningful